877 North 8th West, Riverton, WY  82501 USA, Ph:  (307) 856-9271, Fx:  (307) 857-3050, www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. REPORTS FIRST QUARTER 2009 HIGHLIGHTS AND FINANCIAL RESULTS

First Quarter Operations and Corporate Update Conference Call

RIVERTON, Wyoming – May 13, 2009 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in molybdenum, oil and gas, geothermal, and real estate assets, today reported highlights and financial results for the quarter ended March 31, 2009.

Selected Highlights for the First Quarter of 2009 and Period Subsequent to Quarter-End

•
Received a $1 million option payment from Thompson Creek Metals Company Inc. (NYSE:TC) pursuant to the terms of the definitive Exploration, Development and Mine Operating Agreement for the Mount Emmons molybdenum property;

•	Engaged Houston, Texas-based SMH Capital Inc. to act as a financial advisor in connection with the potential purchase or acquisition of oil and gas assets;

•
Entered into a Participation Agreement with Houston, Texas-based Houston Energy L.P. to acquire a 10% working interest in multiple oil and gas prospects located in southeast Texas. On May 11, 2009, the Company announced the spudding of the first well under the agreement with an initial reservoir target of 6.6 BCF and 1,296 MBO.  The Company has already elected to participate in two additional wells and may elect to participate in additional wells during 2009;

•	Retired the $16.8 million construction loan on its 216-unit Remington Village housing complex in Gillette, Wyoming; gross revenues are now at $240,000 per month.

•	Revenues for the quarter ended March 31, 2009 increased by $1,264,000 over the same quarter of last year.

Financial Highlights

The following table sets forth selected financial information for the quarters ended March 31, 2009, 2008 and 2007:

Press Release
May 13, 2009

(Unaudited)
(Amounts in thousands, except per share amounts)

	March 31,
	2009	2008	2007
Balance Sheet:
Current assets	$53,513	$81,838	$41,429
Current liabilities	$2,160	$12,445	$10,577
Working capital	$51,353	$69,393	$30,852
Total assets	$121,521	$135,339	$49,785
Long-term obligations	$1,672	$1,559	$879
Shareholders' equity	$109,179	$114,288	$32,493

	For the three months through March 31,
	2009	2008	2007
Income Statement:
Operating revenues	$1,413	$149	$80
Loss from continuing operations	$(3,422)	$(2,769)	$(1,932)
Other income & expenses	$(37)	$535	$919
Benefit from income taxes	$1,112	$674	$348
Discontined operations	$-	$(157)	$(654)
Net loss	$(2,347)	$(1,717)	$(1,319)
Net loss per share basic and diluted	$(0.11)	$(0.07)	$(0.07)

Basic shares outstanding	21,654,519	23,749,056	19,413,931

In addition to this summary of selected financial information, the Company had $3.0 million in cash and cash equivalents and $41.8 million in U.S. Government Treasuries.  These balances total $44.8 million or $2.09 per outstanding common share at March 31, 2009.  Working capital at March 31, 2009 was $51.4 million compared with $52.8 million at December 31, 2008.

Through March 31, 2009, the Company purchased 2,917,429 shares of its common stock for $7.6 million or an average of $2.61 per share under its $8.0 million stock buyback plan.  Subsequent to quarter-end, the Company purchased an additional 176,771 shares of its common stock, completing the stock buyback program.  The total number of shares purchased under the stock buyback plan was 3,094,200 for a purchase price of $8 million or an average of $2.59 per share.

Press Release
May 13, 2009

On January 2, 2009, Thompson Creek Metals paid the Company the contractual $1.0 million payment due under the August 19, 2008 Exploration, Development and Mine Operating Agreement for the Mount Emmons property.

On January 16, 2009, the Company paid $16.8 million to Zions National Bank to retire the August 2007 construction loan for the multifamily housing project in Gillette, Wyoming.

“Our working interest in a producing well, combined with rental income from the Gillette real estate investment is allowing us to generate meaningful recurring revenue,” stated Keith Larsen, CEO of U.S. Energy Corp.  “We remain focused on leveraging our strong balance sheet to acquire both near-production and production-stage oil and gas assets with the objective of building revenue, cash flow and earnings for the Company, while working with our partners to advance the Mt. Emmons project and geothermal opportunities to support growth over the long-term,” he added.

Conference Call

The Company has scheduled a conference call to update shareholders and analysts on the Company's recent operational progress and to provide a corporate update.

First Quarter Operations and Corporate Update Conference Call

When:  Friday May 15th at 12:00 PM ET (10:00 AM Mountain).

Dial-In Number:  (877) 397-0298 (within U.S. and Canada), (719) 325-4878 (International).

Replay Number:  (888) 203-1112 (within U.S. and Canada), (719) 457-0820 (International).

ID Number:  4382931.  The replay will be available starting at approximately 3:00 PM ET (1:00 PM MT) and will be available for 3 days through Midnight, Monday, May 18th.

Webcast:  Investors are also invited to listen to a live and/or archived webcast of U.S. Energy Corp.'s quarterly conference call at http://investor.usnrg.com/events.cfm.  The webcast replay will be available for one year.

To view the Company's Financial Statements and Management's Discussion and Analysis, please see the Company's First Quarter 2009 10-Q Filing which is available at www.sec.gov/edgar and www.usnrg.com.

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Press Release
May 13, 2009

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in molybdenum, oil and gas, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

Note Regarding Mcfe

In this press release, Mcfes are derived by converting oil to gas in the ratio of one barrel of oil to six thousand cubic feet of gas (1 bbl:6 Mcf).  One thousand cubic feet of gas equivalent ("Mcfe") amounts may be misleading, particularly if used in isolation.  A Mcfe conversion ratio of 1 bbl of oil to 6 Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value of equivalency at the well head.

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Disclosure Regarding Mineral Resources Under SEC and Canadian Regulations; and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com

Nick Hurst
The Equicom Group
Investor Relations
1-403-538-4845
nhurst@equicomgroup.com